                                                               Exhibit 10.20

                           THE LACLEDE GROUP, INC.
                            MANAGEMENT BONUS PLAN

         The Laclede Group, Inc. Management Bonus Plan (hereinafter called the "Plan") was adopted by the Board of Directors of The Laclede Group, Inc., a Missouri corporation (hereinafter called the "Company"), on September 26,
2002 to be effective with the fiscal year beginning October 1, 2002.

1. PURPOSE

         The Plan is intended to motivate the Company's executives and senior managers to commit to the continued growth, development, and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to executives, senior managers, and other key contributors annual bonuses on the terms and conditions established herein.

2. DEFINITIONS

         For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         "Award" means the compensation payable under this Plan to a Participant as determined by the Committee pursuant to such terms, conditions, restrictions, and limitations established by the Committee and the Plan.

         "Board" means the Board of Directors of the Company.

         "CEO" means the Chief Executive Officer of the Company.

         "Cause" means with respect to the termination of a Participant's employment with the Company or any of its Subsidiaries:

                  (i) Willful and continued failure by the Participant to perform substantially the Participant's duties as assigned (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to the Participant by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties; or

                   (ii) Willful engagement by the Participant in misconduct that is materially injurious to the Company or any of its Subsidiaries.

         For purposes of this definition, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company and its Subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall

                                       1                  September 19, 2002
         be conclusively presumed to be done, or omitted to be done, by the participant in good faith and in the best interests of the Company and its Subsidiaries.

         "Change in Control" of the Company shall be deemed to have occurred if:

                  (i) any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) a change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board ( such Board hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent
         Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Company's Board; or

                  (iii) approval by the Company's shareholders of a reorganization, merger or consolidation, in each case, with respect to which persons who were the Company's shareholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity's then outstanding shares of common stock or the surviving entity's combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets. In making this computation as to any of the Company's shareholders who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder's equity interests in the Company shall be counted towards the 50% threshold in the prior sentence.

         "Code" means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated hereunder.

         "Committee" means the Compensation Committee of the Board or such other committee appointed or designated by the Board to administer the Plan in accordance with Section 3 of this Plan.

         "Disability" means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant's position on a full-time basis for a period of one hundred eighty (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers. The Participant will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

         "Funding" or "Funded" mean the level of achievement against approved, pre-established Performance Goals required to permit a corresponding level of Awards to be earned by Participants for a Performance Period. Funding can be established at Threshold, Target, and High Performance levels.

                                      2                  September 19, 2002

         "High Performance Opportunity" means the cash Award that a Participant is potentially eligible to earn under the Plan, expressed as a percentage of the Participant's annual base salary at the start of the Performance Period, if the Plan is Funded at the High Performance level and the Participant's overall performance against Performance Goals exceeds expectations.

         "Participant" means an employee who is selected by the Committee to participate in the Plan.

         "Performance Criteria" or "Performance Goals" mean the objectives established by the Committee for the Performance Period pursuant to Section 5 hereof, for the purpose of determining Awards under the Plan.

         "Performance Period" or "Plan Year" mean the consecutive twelve-month period that constitutes the Company's fiscal year, or, for an employee who becomes a Participant after the start of the Performance Period, the period of time between becoming a Participant and the end of the Company's fiscal year.

         "Plan" means The Laclede Group, Inc. Management Bonus Plan, effective October 1, 2002, as amended from time to time.

         "Retirement" means the Participant's termination of employment with the Company and its subsidiaries on or after the Participant's attainment of age 55 and completion of five or more years of service with the Company and its Subsidiaries.

         "Subsidiary" means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

         "Target Opportunity" means the cash Award that a Participant is potentially eligible to earn under the Plan, expressed as a percentage of the Participant's annual base salary at the start of the Performance Period, if the Plan is fully Funded and the Participant's overall performance against Performance Goals meets expectations.

         "Threshold Opportunity" means the cash Award that a Participant is potentially eligible to earn under the Plan, expressed as a percentage of the Participant's annual base salary at the start of the Performance Period, if the Plan is Funded at the Threshold level and the Participant's overall performance against Performance Goals meets minimum expectations.

3. ADMINISTRATION

         The Plan shall be administered by the Committee unless otherwise determined by the Board. The Committee shall consist of not fewer than two members of the Board who are "independent" as that term is defined by the listing standards of the New York Stock Exchange. Unless otherwise provided in the Committee's charter document, the Committee shall select one of its members to act as its Chairman and a majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible employees who may be Participants and to whom Awards will be made. The Committee, in its discretion, shall (a) interpret the Plan, (b) prescribe, amend, and rescind any rules and regulations necessary or appropriate

                                      3                  September 19, 2002
for the administration of the Plan, and (c) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee may, however, delegate all or any portion of its administrative authority to any one or more of its members and may delegate all or any part of its administrative authority to any person or persons selected by it, as the members by unanimous consent deem appropriate. The Committee may revoke any such allocation or delegation at any time.

4. ELIGIBILITY

         Only those employees in positions (a) that have the potential to materially and positively impact reliability, profitability, shareholder value, or customer satisfaction, or (b) where competitive market data strongly indicate the prevalence of a bonus opportunity for such position, shall be considered eligible for participation in the Plan. Prior to the beginning of the Performance Period, the CEO shall make recommendations to the Committee as to the Participants and their respective Target Opportunities for the upcoming Performance Period. The Committee, in its sole discretion, shall make the final determination as to Participants, and to their respective Target Opportunities. Participation in one Plan Year does not entitle any Participant to be a Participant in a subsequent Plan Year. The CEO may recommend an employee who is hired or promoted (after the start of the Plan Year) into a position considered to be eligible to participate in the Plan, to the Committee for inclusion as a Participant in the current Plan Year. Such Participant shall be eligible to earn a prorated Award based on the number of full months as a Participant during the Performance Period, as the Committee may determine. An employee who is not a Participant at the start of the Plan Year must be a Participant in the Plan for a minimum of six months during the Plan Year to be eligible for an Award for that Plan Year.

5. PERFORMANCE GOALS AND MEASUREMENT

         AWARDS. Awards may be made annually in accordance with actual performance compared to the Performance Goals previously established by the Committee for the Performance Period.

         PERFORMANCE GOALS. The Committee shall establish, in writing, Performance Goals relating to Funding for a Performance Period not later than 90 days after commencement of the Performance Period. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Plan Year, the Committee in its discretion may include one or any combination of the following Performance Criteria, in either absolute or relative terms, for the Company, any of its Subsidiary organizations, or an individual business unit:

         (a) Measures of operating stability and reliability, efficiencies, employee safety and attendance, and service disruptions

         (b) Return on assets, equity, capital, or investment

         (c) Pre-tax or after-tax profit levels, including: earnings per share; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax, and net income

         (d) Cash flow and cash flow return on investment

         (e) Economic value added and economic profit

                                      4                  September 19, 2002

         (f) Credit rating or credit worthiness

         (g) Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense.

         (h) Total shareholder return

         (i) Measures of customer satisfaction and customer service as surveyed from time to time, or as tracked within the Company, including the relative improvement therein.

         The Committee shall similarly establish Performance Goals for the CEO, and approve Performance Goals for all other Participants. The Performance
Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

         ADJUSTMENTS FOR EXTRAORDINARY ITEMS. The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (a) extraordinary or non-recurring items, (b) changes in tax laws, (c) changes in generally accepted accounting principles or changes in accounting policies, (d) charges related to restructured or discontinued operations, (e) restatement of prior period financial results, and (f) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established.

         DETERMINATION OF AWARDS. The Award and payment of any Award under this Plan to a Participant with respect to the Performance Period shall be contingent upon both (a) the attainment of the Performance Goals related to Funding, and (b) the attainment of the Performance Goals that are applicable to such Participant, in such combination as the Committee shall determine.
The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

         TIMING OF AWARDS. At the first meeting of the Committee after the completion of the Plan Year, the Committee shall review the prior year's performance in relation to the Performance Goals. The first meeting of the Committee shall occur within 60 days following the completion of the Performance Period. All Awards shall be paid in cash as soon as practicable following certification by the Committee, unless deferred pursuant to an election under a deferred compensation plan maintained by the Company or a Subsidiary.

6. WITHHOLDING TAXES

         The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld with respect to such payments.

7. TERMINATION OF EMPLOYMENT

         A Participant who, during the Performance Period, ceases to be an employee due to Retirement, death, Disability, or involuntary termination not for Cause, shall nonetheless be eligible to receive an award, as the Committee shall determine, subject to the provisions of Section 5, prorated for the period

                                      5                  September 19, 2002
of time, rounded to the nearest full month, that such employee was a Participant under the Plan. A Participant who, during the Performance Period or after the Performance Period but before certification of the Awards for such Performance Period by the Committee, ceases to be an employee due to voluntary termination or termination for Cause, shall forfeit all rights to an Award for such Performance Period.

8. NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

         No employee shall have any claim or right to receive an Award, and the receipt of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Subsidiaries. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the Performance Period and was actively employed for six consecutive months or more of the Performance Period, may be eligible for an Award provided, however, that the Participant is an active employee of the Company at the time the Awards are paid under the Plan, or is otherwise eligible for an Award subject to the provisions of Section 7.

9. CHANGE IN CONTROL

         Immediately upon a Change in Control, notwithstanding any other provision of this Plan, all Awards for the Performance Period in which the Change in Control occurs shall be deemed earned at the Target Opportunity level, and the Company shall make a payment in cash, prorated for the period of time elapsed commencing with the first day of the then current Performance Period and ending with the effective date of the Change in Control, to each Participant within thirty (30) days after the effective date of the Change in Control in the amount of such Target Opportunity.

10. AMENDMENTS, MODIFICATION, SUSPENSION, OR TERMINATION

         Prior to the commencement of any Plan Year, the Committee may, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part.

11. GOVERNING LAW

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Missouri and applicable Federal law.

12. SUCCESSORS AND ASSIGNS

         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any aforesaid successor to its business and/or assets.

                                      6                  September 19, 2002

13. INDEMNIFICATION

         No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

                                  * * * * *

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of September 26, 2002 by its President pursuant to prior action taken by the Board.

                                     The Laclede Group, Inc.

                                     By:
                                         -----------------------------
                                         Douglas H. Yaeger
                                         Chairman of the Board, President
                                         and Chief Executive Officer

Attest:


---------------------
Mary Caola Kullman
Secretary


                                      7                  September 19, 2002